UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

The Quantum Group, Inc. (the “Company”) announced today that it has completed its registered public offering of 1,200,000 units at $11.00 per unit.  The units will be offered to the public pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-142990), as amended (the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 12, 2007.  Each investor will receive a unit consisting of three shares of common stock, two non-callable Class A warrants to purchase one share of common stock at an exercise price of $7.00 and two non-callable Class B warrants to purchase one share of common stock at an exercise price of $11.00.  Concurrently with the effectiveness of the public offering, the units will trade on the American Stock Exchange (“AMEX”) under the trading symbol “QGP.U”.  Following the unit separation, common stock, Class A warrants and Class B warrants will trade on AMEX under the symbols “QGP,” “QGP.WS.A” and “QGP.WS.B,” respectively.

The Company expects to receive net proceeds of approximately $11.7 million (or $13.6 million if the underwriters exercise their over-allotment option in full), which it intends to use for, among other things, repayment of bridge debt and bridge loan, expansion of medical service provider networks, payment of taxes on conversion of accrued executive compensation, and general corporate and working capital purposes. For more detailed description of the use of the offering proceeds refer to the Registration Statement.

Paulson Investment Company, Inc. will serve as the lead underwriter for the offering pursuant to an underwriting agreement between the Company and the underwriters, the form of which was filed as Exhibit 1.1 to Pre-Effective Amendment No. 8 to the Registration Statement filed with the SEC on December 11, 2007.  The Company has granted the underwriters a 45-day option to purchase up to an additional 180,000 units from the Company at the public offering price, less the underwriting discount, within 45 days from the date of the final prospectus, to cover over-allotments, if any.

The full text of Company’s press release announcing the pricing of the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)     Exhibits

         99.1           Press Release issued by the Company on December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

By:	/s/ NOEL J. GUILLAMA
Noel J. Guillama President and Chief Executive Officer

Date:  December 13, 2007